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                                                                       EXHIBIT K

                                                         [GRAPHICS APPEARS HERE]
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                                                                 Crown Solicitor

                                                                13 November 203

TO:  DEUTSCHE BANK SECURITIES.,
     ABN AMRO INCORPORATED,
     CREDIT SUISSE FIRST BOSTON CORPORATION,
     RBC DOMINION SECURITIES CORPORATION,
     CITIGROUP GLOBAL MARKETS INC.

C/-  DEUTSCHE BANK SECURITIES INC.
        GLOBAL MARKETS DIVISION
            60 WALL STREET, 3/RD/ FLOOR
               NEW YORK, NEW YORK 10005
                         USA

Dear Sirs

Re:  Queensland Treasury Corporation - U.S. Medium - Term Notes
     ----------------------------------------------------------

1. I have been requested to provide an opinion for the Queensland Treasury Corporation ("the Issuer") and the Treasurer, on behalf of the Government of Queensland (meaning the Crown in right of the State of Queensland) ("the Guarantor") in connection with the Amended and Restated Distribution Agreement to be dated as of 13 November 2003 ("the Distribution
     Agreement") among you the Dealers, the Issuer and the Guarantor of the U.S. Medium - Term Note Program ("the Facility") and the notes to be issued pursuant to the Facility under the Amended and Restated Fiscal Agency Agreement dated as of 1 November 2002 ("the Fiscal Agency Agreement") between the Issuer arid Deutsche Bank Trust Company Americas as Fiscal Agent and guaranteed pursuant to one or more Deeds of Guarantee.

     This opinion relates to the issue of up to US$500,000,000 aggregate principal amount or its equivalent in other currencies or currency units of Medium-Term Notes, Series A, less the equivalent amount in respect of sales of other debt securities registered under the Registration Statement (described below) in excess of US$1,045,801,000 to be offered and sold in accordance with the Distribution Agreement (together the "Series" and any securities to be issued from time to time as part of such Series referred to as a "Note" and collectively as "the Notes") and to be issued pursuant to the Fiscal Agency Agreement and guaranteed pursuant to a Deed of Guarantee dated 16 April 1992, a Deed of Guarantee dated 16 December 1993, Guarantee dated 26 September 1994, a Deed of Guarantee dated 24 January 2001 and a Deed of Guarantee dated 4 December 2001 (together, "the Guarantee") made by the Guarantor.

     I have examined the following documents:-

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State Law Building       GPO Box 149          Telephone          Facsimile
5O Ann Street            Brisbane Q 4001      (07) 3239 6160     (07) 3239 6382
Brisbane Q 4000

     (a) A copy of the Registration Statement relating to the registration of an additional US$1,000,000,000 of debt securities which is to be filed on 13 November 2003, ("the Registration Statement");

     (b) A copy of the Prospectus and the Prospectus Supplement relating to the Notes contained in the Registration Statement (collectively called "the Prospectus");

     (c)  A copy of the Distribution Agreement;

     (d)  A copy of the Fiscal Agency Agreement;

     (e)  The Guarantee;

     (f) A certified copy of the Executive Council Minutes passed and recorded on 16 April 1992, 16 December 1993 and 1 September 1994 in relation to the Guarantee;

     (g) The forms of the U.S. Registered Fixed Rate Note and U.S. Registered Floating Rate Note attached as Exhibit A-l and A-2 respectively to the' Fiscal Agency Agreement ("the Notes");

     (h) An Instrument of Delegation dated 8 October 2002 executed by the Issuer delegating its powers, authorities, functions and duties under the Queensland Treasury Corporation Act 1988 to the Queensland Treasury Corporation Capital Markets Board ("the Board");

     (i) The Policy Guidelines and Authorisations (last reviewed in June 2003) providing, inter alia, that in respect of financial arrangements pursuant to or consequent to financial arrangements already entered into by the Issuer, such financial arrangements may be approved by the Chief Executive of the Issuer;

     (j) The approval of the, Chief Executive of the Issuer dated 13 October 2003 in respect of the Prospectus and to proceed with the update of the Facility; and

     (k) A copy of the appointment of Gerard Patrick Bradley as Under Treasurer and Under Secretary, Treasury Department of the State of Queensland as gazetted on 7 August 1998;

     (1) A copy of the appointment of Terence Mackenroth as the Treasurer of the State of Queensland as gazetted on 22 February 2001;

     (m) A copy of letters from the Issuer and the Guarantor appointing Deutsche Bank Trust Company Americas, New York as their agent to receive service of process under the Documents and a copy of the acceptance of that appointment.

     In this Opinion, the expression "Documents" means the Registration Statement, the Distribution Agreement, the Fiscal Agency Agreement, the Guarantee, the Notes, and the documents referred to in paragraphs l(h) to
     (m).
2.   In giving this opinion, I have made the following assumptions:-

     (a) the originals of all documents executed or to be executed have been or will be validly authorised, executed and delivered by all of the parties to them (other than the Issuer and the Guarantor) in the form provided to me;

     (b) that insofar as any obligation under the Documents is to be performed in any jurisdiction outside the Commonwealth of Australia, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

     (c) the genuineness and propriety of all signatures (other than on behalf of the Issuer and the Guarantor) on all documents and the completeness, and the conformity to original documents, of all copies submitted to me;

     (d) in connection with paragraphs 4(d), 4(l) and 4(n), that at the time of the issue, sale and delivery of each particular Note, the authorisation of the Series and the Guarantee will not have been modified or rescinded and, with respect to each Note, that the Note will conform to the draft forms of the Notes examined by me;

     (e) in connection with paragraphs 4(d) and 4(n), that at the time of the issue, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Note or the Guarantee and that the issue, sale and delivery of the Note, all of the terms of such Note and the Guarantee and the performance by the Issuer and the Guarantor of their respective obligations thereunder and under the Fiscal Agency Agreement will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer or the Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuer or the Guarantor;

     (f) in connection with paragraphs 4(l) and 4(n) with respect to each particular Note, that the inclusion of any alternative or additional terms that are not currently specified in the draft forms of Note examined by me would not require the Issuer or the Guarantor to obtain any regulatory consent, authorisation or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver the Note and for the Guarantor to issue the Guarantee; and

     (g) that the issue of the Notes will satisfy the "public offer test" prescribed by section 128F of the Income Tax Assessment Act 1936 (Commonwealth).

3. This opinion is limited to the laws of the Commonwealth of Australia and the State of Queensland. Any reference in this opinion to the laws of the State of Queensland includes the applicable laws of the Commonwealth of Australia. As to all matters of law of the State of New York, I have made no independent investigation and do not hold myself out as being conversant with those laws.

4.   Based upon and subject to the foregoing, I am of the opinion that-

     (a) The Issuer has been duly constituted a corporation sole and is validly existing under the laws of the State of Queensland and is properly qualified and entitled to carry on its functions.

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                                       4

     (b) The Issuer has the corporate power and statutory authority to enter into and execute the Documents to which it is a party, to carry out the terms and provisions of them and to offer for subscription, issue and deliver the Notes and perform its obligations under them. The Guarantor has statutory power to enter into, to execute and perform its obligations under the Guarantee. The Treasurer of the State of Queensland has the authority to enter into and execute for and on behalf of the Guarantor each of the Documents to which it is a party and the Guarantor has the power to perform all of its obligations under the Documents.

     (c) The execution by the Issuer and the Guarantor of the Documents and the offering, issue, sale and delivery of the Notes pursuant to the terms of the Distribution Agreement and the Fiscal Agency Agreement and the performance of all their obligations under them have been duly authorised in accordance with the laws of the State of Queensland. The execution of the Documents by the Issuer and on behalf of the Guarantor, in the case of the Documents to which it is a party, and the execution of the Guarantee by the Treasurer of the State of Queensland on behalf of the Guarantor will constitute valid executions. To the best of my knowledge, information and belief, the Documents do not and will not in their terms or effects conflict with, or result in a breach of or constitute a default under, any other agreement or obligation executed by the Issuer or the Guarantor.

          The execution and delivery by the Issuer and the Guarantor of the Documents and the performance of their obligations under them will not contravene any law of the Commonwealth of Australia or Queensland.

     (d) The obligations of each of the Issuer and the Guarantor under each of the Documents to which it is a party are valid and binding and the issue of the Notes is authorised in accordance with the provisions of section 18 of the Queensland Treasury Corporation Act 1988. The Series has been duly authorised and established in conformity with the Fiscal Agency Agreement, and when the terms of a particular Note and of its issue and sale have been duly authorised and established by all necessary corporate action in conformity with the Fiscal Agency Agreement, and such Note has been duly completed, executed, authenticated and issued in accordance with the Fiscal Agency Agreement and delivered against payment as contemplated by the Distribution Agreement, the Note will be validly issued and will constitute valid, binding and enforceable obligations of the Issuer and the Guarantor, and the Guarantee will constitute valid, binding and enforceable obligations of the Guarantor.

          The term "enforceable" as used in this opinion means that the obligations assumed or to be assumed by the Issuer under the Distribution Agreement, the Fiscal Agency Agreement, and the Notes, and the Guarantor under the Distribution Agreement and the Guarantee, are of a type which the Australian Courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:-

          (i) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

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                                       5

          (ii) enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

          (iii) claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

          (iv) where obligations are to be performed in a jurisdiction outside Queensland, they may not be enforceable in Queensland to the extent that performance would be illegal under the laws of that jurisdiction.

     (e) At the time of issue, the Notes will rank pari passu with all other direct and general unsecured obligations of the Issuer for borrowed money without any preference granted by the Issuer one above the other by reason of priority of date of issue, currency of payment or otherwise.

     (f) The choice of the law of the State of New York in the United States of America as the governing law of the Fiscal Agency Agreement, the Distribution Agreement, the Notes and the Guarantee is a valid choice of law.

     (g) Any provisions in the Fiscal Agency Agreement, the Distribution Agreement, and the Notes for the submission by the Issuer and the Guarantor, and in the Guarantee for the submission by the Guarantor, to the jurisdiction of the State or Federal Courts in the City or State of New York, will be recognised as a valid submission to that jurisdiction.

     (h) To enforce a conclusive and unsatisfied judgment which is enforceable by execution in New York and obtained in relation to the Documents in a superior court of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate Courts of Queensland founded on the judgment and those Courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings.

     (i) The Courts of the State of Queensland will recognise as a valid judgment and will recognise for the purposes of enforcement any final and conclusive judgment for a sum of money (not being in respect of a tax or other charge of a like nature or in respect of a fine or other penalty) which is not wholly satisfied and which could be enforced by execution in New York obtained in a Federal Court of the United States located in the City or State of New York or of a Court of the State of New York, against the Issuer or the Guarantor in an action instituted by service of process on the authorised agent of the Issuer or the Guarantor in accordance with the terms and conditions of any of the Documents to which the Issuer or the Guarantor is a party and will give effect to them provided that:-

          (i) the judgment is not obtained by fraud, duress or in a manner opposed to natural justice;

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                                       6

          (ii) enforcement of the judgment is not contrary to public policy in Queensland (and I have no reason to believe that enforcement of a judgment so obtained would be contrary to present public policy in Queensland);

          (iii) that the party seeking enforcement is not estopped from relying on the judgment by reason of estoppel arising out of a prior judgment within the State of Queensland between the same parties and concerning the same issue or issues;

          (iv) the rights under the judgment are vested in the person by whom the application for registration is made.

     (j) In the case of default by the Issuer or the Guarantor in the carrying out. or performance of obligations under the Documents, such action or suits or other proceedings will be capable of being instituted in the State of Queensland against the Issuer or the Guarantor as might be instituted had the Documents been made between private persons. Damages and costs will be capable of being recovered as nearly as possible against the Issuer and the Guarantor as might be recovered had the Documents been made between private persons.

          The Issuer and the Guarantor, as agents of the Crown, enjoy all the immunities of the Crown, except where those immunities have been taken away by statute. The Crown Proceedings Act 1980 (Queensland) has removed the immunity of the Crown from execution in respect of all property vested in Her Majesty in right of the State of Queensland other than:-

          (i) all property used, occupied or enjoyed or intended so to be by the Governor;

          (ii) the Parliamentary buildings at Brisbane and all property in them or used or occupied in connection with them for the purposes of Parliament or of the Legislative Assembly;

          (iii) Supreme Court houses and other Court houses and offices;

          (iv) all corrective services facilities within the meaning of the Corrective Services Act 2000 (Queensland) and all properties in them or used or occupied in connection with them.

          In addition, the Issuer has, pursuant to section 24(5) of the Queensland Treasury Corporation Act 1988, and the Guarantor has, pursuant to section 33(7) of that Act, the statutory power to expressly waive their immunity (if any) under any Act or rule of law from proceedings. The provisions within the Documents for the waiver of immunity by the Issuer or the Guarantor are within their statutory powers, valid, binding and enforceable.

     (k) The obligations of the Guarantor under the Guarantee are direct, unconditional and general obligations of the Guarantor enforceable against the Guarantor in accordance with the conditions of the Guarantee. All monies payable under the Guarantee shall be a charge upon and be paid out of the Consolidated Fund of the

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                                       7

          State of Queensland which is to the necessary extent appropriated accordingly by virtue of section 34 of the Queensland Treasury Corporation Act 1988.

     (1) All the necessary consents, licences, approvals and authorisations of, and registrations or declarations with, any government or other authority required in the State of Queensland and the Commonwealth of Australia in connection with the execution, delivery, performance, validity, enforceability or admissibility in evidence of the Documents in the State of Queensland and the Commonwealth of Australia, have been obtained and made and are in full force and effect.

     (m) The Documents are not subject to any tax or other charge, including but not limited to registration or stamp tax, in the State of Queensland or the Commonwealth of Australia.

     (n) The execution, delivery and performance of the Documents will not violate any present applicable law or regulation or order or decree binding on the Issuer or the Guarantor or any other governmental authority, Court or agent of the Commonwealth of Australia or the State of Queensland.

     (o) To the best of my knowledge, information and belief there are no litigation or administrative or arbitration proceedings of or before any Court or government authority or agency or tribunal to which the Issuer or the Guarantor is a party pending (or to my knowledge threatened) to enjoin or restrain the execution or performance of the Fiscal Agency Agreement, Distribution Agreement, Notes or Guarantee, or in any manner to question the validity of the Fiscal Agency Agreement, Distribution Agreement, Notes or Guarantee.

     (p) The Guarantee may be enforced in accordance with its terms without exhaustion of remedies against the Issuer.

     (q) The acquisition, ownership or disposal of the Notes or receipt of amounts in respect of principal of or interest on and any other monies payable under the terms of the Notes by a Note holder who is not a "resident of Australia" within the meaning of the Income Tax Assessment Act 1936 (Australia), does not result in the imposition of or liability for (either directly or by way of deduction, withholding or otherwise) any taxes, assessment or other charges which are imposed by the Commonwealth of Australia, the State of Queensland or any taxing authority of the Commonwealth of Australia or the State of Queensland.

     (r) All statements relating to the laws of the Commonwealth of Australia and the State of Queensland in the Registration Statement are true and correct. Nothing has come to my attention to cause me to believe that the Registration Statement, as of the effective date of the Registration Statement or the Prospectus included in the Registration Statement as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact. However, I express no opinion or belief as to the financial statements or other financial data contained in the Registration Statement.

This opinion is addressed solely to you, but its contents may also be relied upon by your legal advisers and the Fiscal Agent, as though this opinion has been addressed to them. Other than

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                                       8

this, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any other person or for any other purpose, unless specifically authorised by me so to do.

                                                                Yours faithfully


                                                                         CW Lohe
                                                                 Crown Solicitor

                                                               TRE086/101:973301

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                                                          [GRAPHIC APPEARS HERE]
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                                                                 Crown Solicitor

                                                                13 November 2003


TO:
     DEUTSCHE BANK SECURITIES INC.,
     UBS LIMITED,
     ABN AMRO BANK NV,
     ABN AMRO INCORPORATED,
     COMMONWEALTH BANK OF AUSTRALIA,
     CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED,
     DEUTSCHE BANK AG LONDON,
     MACQUARIE EQUITIES (USA) INC.,
     MACQUARIE BANK LIMITED, LONDON BRANCH
     NATIONAL AUSTRALIA BANK LIMITED,
     RBC DOMINION SECURITIES CORPORATION,
     ROYAL BANK OF CANADA (EUROPE) LIMITED,
     CITIGROUP GLOBAL MARKETS LIMITED,
     CITIGROUP GLOBAL MARKETS INC.,
     THE TORONTO-DOMINION BANK,
     WESTPAC BANKING CORPORATION.

C/-  DEUTSCHE BANK SECURITIES INC.
      60 WALL STREET, 3/RD/ FLOOR
              NEW YORK, NEW YORK 10005
                       U.S.A.

Dear Sirs,

Re:  Queensland Treasury Corporation -- Global A$ Bonds
     --------------------------------------------------

1. I have been requested to provide an opinion for the Queensland Treasury Corporation ("the Issuer") and the Treasurer, on behalf of the Government of Queensland (meaning the Crown in right of the State of Queensland) ("the Guarantor") in connection with the Amended and Restated Distribution Agreement to be dated as of 13 November 2003 ("the Distribution Agreement") among you the Dealers, the Issuer and the Guarantor of the Global A$ Bond Facility ("the Facility") and the notes to be issued pursuant to the Facility under the Amended and Restated Fiscal Agency Agreement dated 1 November 2002 ("the Fiscal Agency Agreement") among the Issuer, Deutsche Bank AG London as Fiscal Agent and London Paying, Transfer and Authenticating Agent, Deutsche Bank Luxembourg S.A. as Luxembourg Paying and Transfer Agent and Deutsche Bank Trust Company Americas as New York Paying, Transfer and Authenticating Agent.

[LOGO OF CROWN LAW QUEENSLAND]
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State Law Building      GPO Box 149           Telephone           Facsimile
5O Ann Street           Brisbane Q 4001       (07) 3239 6160      (07) 3239 6382
Brisbane Q 4000

     This opinion relates to the issue of up to A$10,000,000,000 aggregate principal amount of Global A$ Bonds outstanding at any one time to be offered and sold in accordance with the Distribution Agreement (individually, a "Bond" and collectively, the "Bonds") and to be issued pursuant to the Fiscal Agency Agreement and guaranteed pursuant to a Deed of Guarantee dated 14 January 1993, a Deed of Guarantee dated 16 December 1993, a Deed of Guarantee dated 24 January 2001 and a Deed of Guarantee dated 4 December 2001 (collectively, "the Guarantee") made by the Guarantor. Of such A$ 10,000,000,000 aggregate principal amount of Global A$ Bonds, Global A$ Bonds with an aggregate initial offering price equivalent to US$1,224,121,000 less the aggregate principal amount or initial offering price (as the case may be) of other debt securities issued pursuant to the Registration Statement (described below), may be issued and sold in the United States.

     I have examined the following documents:-

     (a) A copy of the Registration Statement relating to the registration of an additional US$1,000,000,000 of debt securities in the form in which it was filed on 13 November 2003 ("the Registration Statement");

     (b) A copy of the Prospectus and the Prospectus Supplement relating to the Bonds and additional Bonds to be issued pursuant to the Facility contained in the Registration Statement (collectively called "the Prospectus");

     (c)  A copy of the Distribution Agreement;

     (d)  A copy of the Fiscal Agency Agreement;

     (e)  The Guarantee;

     (f) Certified copies of the Executive Council Minutes passed and recorded on 17 December 1992 and 16 December 1993 in relation to the Guarantee;

     (g) The forms of the Definitive Fixed Rate Bond and Global Fixed Rate Bond being Exhibits A and B respectively to the Fiscal Agency Agreement;

     (h) A copy of Instruments of Authorisation dated 18 May 1990 and 30 May 1990 executed by the Issuer appointing authorised persons to sign agreements and other documents in connection with the Facility; a copy of Instruments of Authorisation dated 22 May 1990 and 31 May 1990 executed by the Guarantor appointing authorised persons to sign agreements and other documents in connection with the Facility;

     (i) A copy of the Instrument of Delegation dated 8 October 2002 executed by the Issuer delegating its powers, authorities, functions and duties under the Queensland Treasury Corporation Act 1988 to the Queensland Treasury Corporation Capital Markets Board ("the Board");

     (j) The Policy Guidelines and Authorisations (last reviewed in June 2003) providing, inter alia, that in respect of financial arrangements pursuant to or consequent to financial arrangements already entered into by the Issuer, such financial arrangements may be approved by the Chief Executive of the Issuer;

     (k) The approval of the Chief Executive of the Issuer dated 13 October 2003 in respect of the issue of the Prospectus and to proceed with the update of the Facility;

     (l) A copy of the appointment of Gerard Patrick Bradley as Under Treasurer and Under Secretary, Treasury Department of the State of Queensland as gazetted on 7 August 1998;

     (m) A copy of the appointment of Terence Mackenroth as the Treasurer of the State of Queensland as gazetted on 22 February 2001;

     (n) A copy of letters from the Issuer and the Guarantor appointing Deutsche Bank Trust Company Americas as their agent to receive service of process under the Documents and a copy of the acceptance of that appointment.

     In this Opinion, the expression "Documents" means the Registration Statement, the Prospectus, the Distribution Agreement, the Fiscal Agency Agreement, the Guarantee, the notes, and the documents referred to in paragraphs l(h) to (n).

2.   In giving this opinion, I have made the following assumptions:-

     (a) that originals of all documents executed or to be executed have been or will be validly authorised, executed and delivered by all of the parties (other than the Issuer and the Guarantor) in the form provided to me;

     (b) that insofar as any obligation under the Documents is to be performed in any jurisdiction outside the Commonwealth of Australia, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

     (c) the genuineness and propriety of all signatures (other than on behalf of the Issuer and the Guarantor) on all documents and the completeness, and the conformity to original documents, of all copies submitted to me;

     (d) in connection with paragraphs 4(d), 4(1) and 4(n), that at the time of the issue, sale and delivery of each particular Bond, the authorisation of the Bonds and the Guarantee will not have been modified or rescinded and, with respect to each Bond, that the Bond will conform to the draft forms of the Bonds examined by me;

     (e) in connection with paragraphs 4(d) and 4(n), that at the time of the issue, sale and delivery of each particular Bond there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Bond or the Guarantee and that the issue, sale and delivery of the Bond, all of the terms of the Bond and the Guarantee and the performance by the Issuer and the Guarantor of their respective obligations thereunder and under the Fiscal Agency Agreement will comply with applicable law and with each requirement or restriction imposed by any Court or governmental body having jurisdiction over the Issuer or the Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuer or the Guarantor;

     (f) in connection with paragraphs 4(1) and 4(n), that with respect to each particular Bond that the inclusion of any alternative or additional terms that are not currently specified in the draft forms of Bond examined by me would not require the Issuer or the Guarantor to obtain any regulatory consent, authorisation or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Bond and for the Guarantor to issue the Guarantee; and

     (g) that the issue of the Bonds will satisfy the "public offer test" prescribed by section 128F of the Income Tax Assessment Act 1936 (Commonwealth).

3. This opinion is limited to the laws of the Commonwealth of Australia and the State of Queensland. Any reference in this opinion to the laws of the State of Queensland includes the applicable laws of the Commonwealth of Australia. As to all matters of law of the State of New York, I have made no independent investigation and do not hold myself out as being conversant with those laws.

4.   Based upon and subject to the foregoing, I am of the opinion that:-

     (a) The Issuer has been duly constituted a corporation sole and is validly existing under the laws of the State of Queensland and is properly qualified and entitled to carry on its functions.

     (b) The Issuer has the corporate power and statutory authority to enter into and execute the Documents to which it is a party, to carry out their terms and provisions and to offer for subscription, issue and deliver the Bonds and perform its obligations under them. The Guarantor has statutory power to enter into, to execute and perform its obligations under the Guarantee. The Treasurer of the State of Queensland has the authority to enter into and execute for and on behalf of the Guarantor each of the Documents to which it is a party, and the Guarantor has the power to perform all of its obligations under them.

     (c) The execution by the Issuer and the Guarantor of the Documents and the offering, issue, sale and delivery of the Bonds pursuant to the terms of the Distribution Agreement and the Fiscal Agency Agreement and the performance of all their obligations under them have been duly authorised in accordance with the laws of the State of Queensland. The execution of the Documents by the Issuer and on behalf of the Guarantor, in the case of the Documents to which it is a party, and the execution of the Guarantee by the Treasurer of the State of Queensland on behalf of the Guarantor will constitute valid executions. To the best of my knowledge, information and belief, the Documents do not and will not in their terms or effects conflict with, or result in a breach of or constitute a default under, any other agreement or obligation executed by the Issuer or the Guarantor.

          The execution and delivery by the Issuer and the Guarantor of the Documents and the performance of their obligations under them will not contravene any law of the Commonwealth of Australia or Queensland.

     (d) The obligations of each of the Issuer and the Guarantor under each of the Documents to which it is a party are valid and binding and the issue of the Bonds is authorised in accordance with the provisions of section 18 of the Queensland Treasury

          Corporation Act 1988. When the terms of a particular Bond and of its issue and sale have been duly authorised and established by all necessary action in conformity with the Fiscal Agency Agreement, and the Bond has been duly completed, executed, authenticated and issued in accordance with the Fiscal Agency Agreement and delivered against payment as contemplated by the Distribution Agreement, the Bond will be validly issued and will constitute valid, binding and enforceable obligations of the Issuer and the Guarantor, and the Guarantee will constitute valid, binding and enforceable obligations of the Guarantor.

          Upon a holder of the Bond effecting a transfer of its interest in the Bond pursuant to the terms and conditions of the Bonds and the entry of the relevant transferee on the Register for the Issuer's Domestic Inscribed Stock in the manner envisaged in the terms and conditions of the Bonds there will have been validly issued to the holder Domestic Inscribed Stock for the relevant amount and no further act or authorisation will be required on the part of the Issuer in relation to such issue.

          The term "enforceable" as used in this opinion means that the obligations assumed or to be assumed by the Issuer under the Distribution Agreement, the Fiscal Agency Agreement and the Bonds, and the Guarantor under the Distribution Agreement and the Guarantee, are of a type which the Australian Courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:-

          (i) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

          (ii) enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

          (iii) claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

          (iv) where obligations are to be performed in a jurisdiction outside Queensland, they may not be enforceable in Queensland to the extent that performance would be illegal under the laws of that jurisdiction.

     (e) At the time of issue, the Bonds will rank pari passu with all other direct and general unsecured obligations of the Issuer for borrowed money without any preference granted by the Issuer one above the other by reason of priority of date of issue, currency of payment or otherwise.

     (f) The choice of the law of the State of New York in the United States of America as the governing law of the Fiscal Agency Agreement, the Distribution Agreement, the Bonds and the Guarantee is a valid choice of law.

     (g) Any provisions in the Fiscal Agency Agreement, the Distribution Agreement and the Bonds for the submission by the Issuer and the Guarantor, and in the Guarantee for the submission by the Guarantor, to the jurisdiction of the State or

          Federal Courts in the City or State of New York, will be recognised as a valid submission to that jurisdiction.

     (h) To enforce a conclusive and unsatisfied judgment which is enforceable by execution in New York and obtained in relation to the Documents in a superior court of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate. Courts of Queensland founded on the judgment and those Courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings.

     (i) The courts of the State of Queensland will recognise as a valid judgment and will recognise for the purposes of enforcement any final and conclusive judgment for a sum of money (not being in respect of a tax or other charge of a like nature or in respect of a fine or other penalty) which is not wholly satisfied and which could be enforced by execution in New York obtained in a Federal Court of the United States located in the City or State of New York or a Court of the State of New York, against the Issuer or the Guarantor in an action instituted by service of process on the authorised agent of the Issuer or the Guarantor in accordance with the terms and conditions of any of the Documents to which the Issuer or the Guarantor is a party and will give effect to it provided that:-

          (i) the judgment is not obtained by fraud, duress or in a manner contrary to natural justice;

          (ii) enforcement of the judgment is not contrary to public policy in Queensland (and I have no reason to believe that enforcement of a judgment so obtained would be contrary to present public policy in Queensland);

          (iii) that the party seeking enforcement is not estopped from relying on the judgment by reason of estoppel arising out of a prior judgment within the State of Queensland between the same parties and concerning the same issue or issues; and

          (iv) the rights under the judgment are vested in the person by whom the application for registration is made.

     (j) In the case of default by the Issuer or the Guarantor in the carrying out or performance of obligations under the Documents, such action or suits or other proceedings will be capable of being instituted in the State of Queensland against the Issuer or the Guarantor as might be instituted had the Documents been made between private persons. Damages and costs will be capable of being recovered as nearly as possible against the Issuer and the Guarantor as might be recovered had the Documents been made between private persons.

          The Issuer and the Guarantor, as agents of the Crown, enjoy all the immunities of the Crown, except where those immunities have been taken away by statute. The Crown Proceedings Act 1980 (Queensland) has removed the immunity of the Crown from execution in respect of all property vested in Her Majesty in right of the State of Queensland other than:-

          (i) all property used, occupied or enjoyed or intended so to be by the Governor for the time being;

          (ii) the Parliamentary buildings at Brisbane and all property in them or used or occupied in connection with them for the purposes of Parliament or of the Legislative Assembly;

          (iii) Supreme Court houses and other Court houses and offices;

          (iv) all corrective services facilities within the meaning of the Corrective Services Act 2000 (Queensland) and all property in them or used or occupied in connection with them.

          In addition, the Issuer has, pursuant to section 24(5) of the Queensland Treasury Corporation Act 1988, and the Guarantor has, pursuant to section 33(7) of that Act, the statutory power to expressly waive their immunity (if any) under any Act or rule of law from proceedings. The provisions within the Documents for the waiver of immunity by the Issuer or the Guarantor are within their statutory powers, valid, binding and enforceable.

     (k) The obligations of the Guarantor under the Guarantee are direct, unconditional and general obligations of the Guarantor enforceable against the Guarantor in accordance with the conditions of the Guarantee. All monies payable under the Guarantee shall be a charge upon and be paid out of the Consolidated Fund of the State of Queensland which is to the necessary extent appropriated accordingly by virtue of section 34 of the Queensland Treasury Corporation Act 1988.

     (l) All the necessary consents, licences, approvals and authorisations of, and registrations or declarations with, any government or other authority required in the State of Queensland and the Commonwealth of Australia in connection with the execution, delivery, performance, validity, enforceability or admissibility in evidence of the Documents in the State of Queensland and the Commonwealth of Australia, have been obtained and made and are in full force and effect.

     (m) The Documents are not subject to any tax or other charge, including but not limited to registration or stamp tax, in the State of Queensland or the Commonwealth of Australia.

     (n) The execution, delivery and performance of the Documents will not violate any present applicable law or regulation or order or decree binding on the Issuer or the Guarantor or any other governmental authority, Court or agent of the Commonwealth of Australia or the State of Queensland.

     (o) To the best of my knowledge, information and belief there are no litigation or administrative or arbitration proceedings of or before any Court or government authority or agency or tribunal to which the Issuer or the Guarantor is a party pending (or to my knowledge threatened) to enjoin or restrain the execution or performance of the Fiscal Agency Agreement, Distribution Agreement, Bonds or Guarantee, or in any manner to question the validity of the Fiscal Agency Agreement, Distribution Agreement, Bonds or Guarantee.

     (p) The Guarantee may be enforced in accordance with its terms without exhaustion of remedies against the Issuer.

     (q) The acquisition, ownership or disposal of the Bonds or receipt of amounts in respect of principal of or interest on and any other monies payable under the terms of the Bonds by a Bondholder who is not a "resident of Australia" within the meaning of the Income Tax Assessment Act 1936 of Australia, does not result in the imposition of or liability for (either directly or by way of deduction, withholding or otherwise) any taxes, assessment or other charges which are imposed by the Commonwealth of Australia, the State of Queensland or any taxing authority of the Commonwealth of Australia or the State of Queensland.

     (r) All statements relating to the laws of the Commonwealth of Australia and the State of Queensland in the Registration Statement are true and correct. Nothing has come to my attention to cause me to believe that the Registration Statement, as of the effective date of the Registration Statement, or the Prospectus included in the Registration Statement, as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact. However, I express no opinion or belief as to the financial statements or other financial data contained in the Registration Statement.

This opinion is addressed solely to you, but its contents may also be relied upon by your legal advisers and the Fiscal Agent, as though this opinion has been addressed to them. Other than this, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any other person or for any other purpose unless specifically authorised by me so to do.

                                                               Yours faithfully,


                                                                         CW Lohe
                                                                 Crown Solicitor

                                                               TRE086/101:973299